AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 18th day of November, 2015, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Great Lakes Disciplined International Smaller Company Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit K is hereby superseded and replaced with Amended Exhibit K attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit K to the Managed Portfolio Series Fund Administration Servicing Agreement

Name of Series
Great Lakes Bond Fund
Great Lakes Large Cap Value Fund
Great Lakes Disciplined Equity Fund
Great Lakes Small Cap Opportunity Fund
Great Lakes Disciplined International Smaller Company Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE

Annual Fee Based Upon Average Net Assets of the funds in total*
9 basis points on the first $[…] million
7 basis points on the next $[…] million
5 basis points on the balance
Minimum annual fee:  $[…] per fund

▪  Additional fee of $[…] per class
▪  Additional fee of $[…] per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily Performance Reporting
▪  USBFS Legal Administration (e.g., registration statement update)

Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
▪  $[…] for the first fund (subject to Board approval)
▪  $[…] for each additional fund (subject to change based on Board review and approval)
▪  $[…] /sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.

Fees are billed monthly.

Amended Exhibit K (continued) to the Managed Portfolio Series Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at September, 2012
Additional Legal Administration Services
▪  Subsequent new fund launch – $[…] /project\
▪  Subsequent new share class launch – $[…] /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪  Base fee – $[…] /fund per year
▪  Setup – $[…] /fund group
▪  Data Feed  – $[…] /security per month

Section 15(c) Reporting
▪  $[…] /fund per report – first class
▪  $[…] /additional class report

Equity Attribution (Morningstar Direct)
▪  Fees are dependent upon portfolio makeup

BookMark Electronic Board Book Portal
▪  USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪  Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪  Features password-protected, encrypted servers with automatic failover.
▪  Training and ongoing system support.
▪  Accessible from your smart phone or iPad.
▪  Allows multiple users to access materials concurrently.
▪  Searchable archive.
▪  Ability to make personal comments.
Annual Fee
▪ 0 - 10 users - $[…] (includes 3 GB of storage)
▪ 10 - 20 users - $[…]
▪ 20 - 30 users - $[…]
▪ 30 - 40 users - $[…]
Additional storage:
▪  3 GB included in annual charge
▪  $500 for each additional 5 GB of storage
Daily Pre- and Post-Tax Fund (INCLUDED IN ANNUAL FEE) and/or Sub-Advisor Performance Reporting
▪  Performance Service – $[…] /CUSIP per month
▪  Setup – $[…] /CUSIP
▪  Conversion – quoted separately
FTP Delivery – $[…] setup /FTP site

Advisor’s Signature not required at November 18, 2015 as the fund administration fee schedules are not changing.